UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2014

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 3, 2014, Huron Consulting Group Inc. (the “Company”) and certain of the Company’s subsidiaries entered into a fifth amendment (the “Fifth Amendment”) to the Amended and Restated Credit Agreement dated as of April 14, 2011 (as amended and modified, the “Credit Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent.

Among other terms, the Fifth Amendment:

•	Grants consent to the issuance of up to $250 million in Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions, as defined in the Fifth Amendment;

•	Modifies the consolidated leverage ratio definition (consolidated funded debt/consolidated EBITDA), through September 30, 2015, by subtracting unrestricted cash and cash equivalents in excess of $25 million on deposit with the administrative agent or lenders from consolidated funded debt;

•	Clarifies that consolidated funded debt shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions for the purpose of the calculation of the consolidated leverage ratio;

•	Amends the consolidated fixed charges definition to exclude the upfront premiums payable in respect of the Permitted Bond Hedge Transactions and any share repurchases;

•	Eliminates the $75 million aggregate restriction on permitted acquisitions;

•	Decreases the unsecured indebtedness basket from $250 million to $150 million;

•	Permits investments consisting of Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into in connection with Permitted Convertible Indebtedness; and

•	Permits payments to be made in respect of Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions.

A copy of the Fifth Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment.

A copy of the press release announcing the Fifth Amendment is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

Intention to Offer Convertible Senior Notes

On September 3, 2014, the Company issued a press release announcing its intention to offer $225 million aggregate principal amount of convertible senior notes due 2019 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Potential Legal Claim

In 2011, Huron Consulting Services LLC (“Huron”) was engaged to design and implement new processes, software, tools, and techniques to assist Physiotherapy Associates, Inc. (“PA”) in reducing older accounts receivable levels and optimizing cash flow. The engagement agreement specifically provides that Huron will not be auditing financial statements and that Huron’s services are not designed, and should not be relied on, to disclose weaknesses in internal controls, financial statement errors, irregularities, illegal acts, or disclosure deficiencies.

In November 2013, Physiotherapy Holdings, Inc., and certain subsidiaries and affiliates (including PA) filed a voluntary petition for bankruptcy pursuant to Chapter 11 of the Bankruptcy Code, which resulted in part from claims related to an alleged overstatement of PA’s revenues and profitability in connection with the sale of PA in 2012. The Joint Prepackaged Plan of Reorganization (the “Plan”), which was confirmed by the Bankruptcy Court in December 2013, establishes and funds a Litigation Trust to pursue certain claims on behalf of certain beneficiaries. The Plan discloses a lengthy list of potential defendants and witnesses regarding these claims, including but not limited to the debtors’ officers, directors, certain employees, former owners, investment bankers, auditors, and various consultants. This list of potential defendants and witnesses includes Huron, as well as three of Huron’s current or former employees.

The Plan suggests that Huron, among others, was involved in “actively marketing PA” for sale and provided opinions to unnamed parties “defending the quality of PA’s earnings.” The Plan further states that the damages to be sought by the Litigation Trust will exceed $300 million. The Litigation Trust has not specified against which potential defendants it will bring claims, if any. Huron believes the Litigation Trust’s allegations with respect to Huron are without merit and will vigorously defend itself should any claim arising out of these alleged facts and circumstances be asserted against it by the Litigation Trust.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No.5 of the Credit Agreement, dated as of September 3, 2014, by and among Huron Consulting Group Inc., as Borrower, certain subsidiaries as Guarantors, and Bank of America, N.A., as Administrative Agent for and on behalf of the Lenders.

99.1	Press release dated September 3, 2014, announcing the Fifth Amendment.

99.2	Press release dated September 3, 2014, announcing the intention to offer convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	September 3, 2014	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer